Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED EXECUTIVE EMPLOYMENT AGREEMENT

PARTIES:	Cascade Microtech, Inc.	(“CMI,” “us” or “we”)
9100 S.W. Gemini Drive
Beaverton, Oregon 97008

And

	Michael D. Burger	(“Mr. Burger,” “you” or “your”)
2510 Wembley Park Road
Lake Oswego, Oregon 97034

DATE:	April 21, 2015	(“Effective Date”)

RECITALS

A. CMI wishes to continue to employ Mr. Burger, and Mr. Burger wishes to continue to be employed by CMI, in the position of President and Chief Executive Officer; and

B. CMI and Mr. Burger entered into an Amended Executive Employment Agreement dated effective July 6, 2013 (the “Agreement”); and

C. The parties desire to amend the Agreement as set forth in this Amendment No. 1.

AGREEMENT

NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 3.6.A(i) of the Agreement is hereby amended to read in its entirety as follows:

“(i) Severance Pay: Severance pay in the amount of the sum of:

(a) twelve (12) months’ Base Salary, plus

(b) in the event Mr. Burger’s termination date occurs after the end of an annual Incentive Plan measurement period but before the applicable Incentive Determination Date, an amount equal to the Incentive Award Mr. Burger would have otherwise been entitled to receive had Mr. Burger remained employed through the Incentive Determination Date, plus

(c) in the event Mr. Burger’s termination date occurs before the end of an annual Incentive Plan measurement period, one hundred percent (100%) of the current Target Incentive.

Examples:

1. Assuming (x) each of Mr. Burger’s Base Salary and Target Incentive for 2015 is $500,000, (y) Mr. Burger’s termination date occurs on November 15, 2015, and (z) Mr. Burger had already received a payment of $200,000 for the first half of the 2015 Incentive Plan, the severance pay for Mr. Burger pursuant to this Section 3.6.A(i) would be calculated as follows: (I) $500,000 for his 12 months’ Base Salary, plus (II) $0 because his termination does not occur after

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the end of the 2015 Incentive Plan measurement period but before the applicable Incentive Determination Date, plus (III) $500,000 for 100% of his 2015 Target Incentive because his termination date occurs before the end of an Incentive Plan measurement period, for total Severance Pay of $1,000,000.

2. Assuming (w) Mr. Burger’s Target Incentive for 2015 is $500,000, (x) each of Mr. Burger’s Base Salary and Target Incentive for 2016 is $500,000, (y) Mr. Burger’s termination date occurs on January 15, 2016 and (z) the 2015 Incentive Plan performed at target and Mr. Burger had already received a payment of $200,000 for the first half of the 2015 Incentive Plan, the severance pay for Mr. Burger pursuant to this Section 3.6.A(i) would be calculated as follows: (I) $500,000 for his 12 months’ Base Salary, plus (II) $300,000 for the amount he would have otherwise been entitled to receive if he had remained employed through the Incentive Determination Date for the second half of the 2015 Incentive Plan because his termination occurs after the end of the 2015 Incentive Plan measurement period but before the applicable Incentive Determination Date, plus (iii) $500,000 for 100% of his 2016 Target Incentive for total Severance Pay of $1,300,000.”

2. Except as expressly amended by this Amendment No. 1, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment No. 1 shall become effective, as of the Effective Date first set forth above, upon its execution by both parties hereto. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Amendment No. 1 and those contained within the Agreement, the terms and conditions of this Amendment No. 1 shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of April 21, 2015.

MICHAEL D. BURGER	CASCADE MICROTECH, INC.

/s/ Michael D. Burger	/s/ William R. Spivey
William R. Spivey Chairman

Date: April 20, 2015	Date: April 21, 2015

/s/ Jeff A. Killian
Jeff A. Killian
Vice President and Chief Financial Officer

Date: April 20, 2015

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